Exhibit 10.5.3

LAMMOT J. DU PONT
SECOND AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”) is dated as of December 12, 2012, by and between DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), DF Property Management LLC, a Delaware limited liability company (the “LLC”), and Lammot J. du Pont (the “Executive”).
A.The Company, the LLC and the Executive are parties to an Amended and Restated Employment Agreement (the “Original Agreement”), dated as of October 27, 2011, as amended by a First Amendment to Amended and Restated Employment Agreement dated as of May 21, 2012.

B.The parties desire to amend the Original Agreement to make certain revisions to the timing of severance payments.

Accordingly, the parties hereto agree as follows:

1.    The parenthetical at the end of Section 5.3(ii) of the Original Agreement is hereby amended to read as follows: “(or, if Executive is not a “specified employee” within the meaning of Code Section 409A at the time of such termination, on the sixtieth (60) day following the date of termination of Executive's employment provided, in either case, that the Executive has executed and delivered the general release described in Section 8.4 and the revocation period of such release has expired);”.
2.    Unless specifically modified herein, all other terms and conditions of the Original Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

DUPONT FABROS TECHNOLOGY, INC.

By:     /s/ Hossein Fateh
Name: Hossein Fateh

Title:	President and Chief Executive Officer

DF PROPERTY MANAGEMENT LLC

By:	DuPont Fabros Technology, L.P.,
its Managing Member

By:	DuPont Fabros Technology, Inc.,
its General Partner

By: /s/ Hossein Fateh
Name: Hossein Fateh

Title:	President and Chief Executive Officer

/s/ Lammot J. du Pont
Lammot J. du Pont